United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2023

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 300,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On October 7, 2020, the Southern Ohio Port Authority (“SOPA”) issued certain revenue bonds (the “Revenue Bonds”) pursuant to an Indenture of Trust dated as of October 1, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), between SOPA and UMB Bank, N.A., as trustee (“Trustee”), and loaned the proceeds from their sale to PureCycle: Ohio LLC (“PCO”), an Ohio limited liability company and indirect wholly-owned subsidiary of PureCycle Technologies, Inc. (the “Company”), pursuant to a loan agreement dated as of October 1, 2020, between SOPA and PCO (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), to be used to, among other things, acquire, construct and equip the Company’s first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”).
On March 15, 2023, SOPA, PCO, PureCycle Technologies LLC, PCTO Holdco LLC (the pledgor under an Equity Pledge and Security Agreement (as defined in the Indenture), pursuant to which the pledgor pledged certain interests to secure obligations of PCO under various Financing Documents (as defined in the Indenture) relating to the Revenue Bonds) and the Trustee entered into a Limited Waiver and First Supplemental Indenture (the “Limited Waiver”), supplementing the Indenture and amending the Loan Agreement and the amended and restated Guaranty (as defined in the Indenture), and pursuant to which the majority holders of the Series 2020A Bonds (as defined in the Indenture) consented to the Limited Waiver, based on stated conditions, of a Specified Event of Default (as defined below) under the Indenture and the Loan Agreement.
Under the terms of the Loan Agreement, PCO was required to cause the Ironton Facility to be completed by December 1, 2022. The Ironton Facility was not completed by that date due to a variety of challenges resulting from, among other things, the COVID-19 outbreak, the ongoing military conflict between Russia and Ukraine, and certain U.S. weather-related events (the “Specified Event of Default”).
Subject to the conditions set forth in the Limited Waiver, the Specified Event of Default was waived in exchange for PCO’s agreement to meet certain milestones toward completing the Ironton Facility, including, but not limited to, a requirement that PCO shall have produced 4.45 million pounds of pellets from its feedstock in a single month by September 30, 2023 (“September Milestone”).
On August 7, 2023, the Ironton Facility experienced a full plant power outage resulting from a severe weather impact to a 3rd party supplier. Operations resumed but, on September 3, 2023, the Ironton Facility experienced a seal system failure in a key operation that resulted in a loss of barrier fluid pressure surrounding the seal. The seal failure required the Ironton Facility to halt operations to assess any damage and the root cause of the seal failure.
On September 13, 2023, PCO provided Notice of a Force Majeure Event pursuant to Section 2.4(b)(vi)(C)(VI) of the Loan Agreement (the “Force Majeure Notice”), and has engaged with the Trustee regarding required adjustments to the September Milestone. The Company has since resumed plant commissioning activities, but was unable to meet the September Milestone (the “September Milestone Event of Default”). Throughout the period, the Trustee has disputed the Force Majeure Notice and, pursuant to the proposed terms of the Second Limited Waiver (as defined below), the Force Majeure Notice will be expressly withdrawn.
On October 25, 2023, PCO requested and the majority holders of the Series 2020A Bonds agreed, in principal, to the proposed terms of a Limited Waiver and Second Supplemental Indenture (the “Second Limited Waiver”) pursuant to which the September Milestone Event of Default would be waived upon execution of the Second Limited Waiver. The principal terms of the Second Limited Waiver, include, but are not limited to, the following:
1.PCO will deposit an additional $50,000,000 (the “Trustee Account Deposit”) in the Trustee Account (as defined in the Limited Waiver), such that at least $100,000,000 (the “Aggregate Trustee Deposit”) shall be on deposit in the Trustee Account so long as any Bonds remain outstanding; provided, that if no Event of Default shall have occurred and be continuing, $50,000,000 of funds in the Trustee Account shall be released back to PCO upon satisfaction of the conditions set forth in Section 4.11(a) of the amended and restated Guaranty.
2.Subject to there being no default or event of default and compliance with the other terms of the Second Limited Waiver, once per quarter, PCO (and the Guarantor, if applicable) may request the release to PCO (or the Guarantor, as applicable) of any investment income or earnings with respect to amounts in the Trustee Account and the Liquidity Reserve Escrow Fund that have been invested pursuant to the terms of the Indenture or the Liquidity Reserve Escrow Agreement (as applicable).
3.PCO shall have produced 4.45 million pounds of pellets from its feedstock for thirty (30) consecutive days by December 31, 2023, which shall be evidenced by a certificate signed by an Authorized Representative of PCO and by the Construction Monitor certifying thereto and delivered to the Trustee;
4.performance testing of the Ironton Facility shall be complete by no later than February 28, 2024, which shall be evidenced by a certificate signed by an Authorized Representative of PCO and by the Construction Monitor certifying thereto and delivered to the Trustee;
5.completion of the Project, including the acquisition, construction and equipping of the Ironton Facility, shall occur by no later than March 31, 2024, which shall be evidenced by a Certificate of Completion delivered to the Trustee;

6.PCO shall have produced 8.90 million pounds of pellets from its feedstock for thirty (30) consecutive days by April 30, 2024, which shall be evidenced by a certificate signed by an Authorized Representative of PCO and by the Construction Monitor certifying thereto and delivered to the Trustee; and PCO shall have fully-ramped production at the Ironton Facility to nameplate capacity of 107 million pounds per year produced from Project feedstock by no later than April 30, 2024, which shall be evidenced by a certificate signed by an Authorized Representative of PCO and by the Construction Monitor certifying thereto and delivered to the Trustee; and
7.The milestones referenced in (3) – (6) above (each, a “Milestone”), shall replace the corresponding milestones in the Limited Waiver. If PCO fails to meet any of the Milestones, no Event of Default shall have occurred until PCO has failed to meet such Milestone on the date that is ninety days after such Milestone date; provided, however, that during such ninety-day period, PCO will pay interest from the date of the Milestone requirement until the date that the Milestone is satisfied at the Default Rate, and notwithstanding anything to the contrary in the Indenture, the Loan Agreement, the Limited Waiver or the other Financing Documents or Bond Documents (each as defined in the Second Limited Waiver), PCO shall not have any access to any funds in the Trust Estate or otherwise held with the Trustee or a third-party (including, without limitation, funds in the Operating Revenue Escrow Fund and the Liquidity Reserve Escrow Fund (terms used as defined in the Second Limited Waiver)) pursuant to the Financing Documents until the date that such Milestone is satisfied.
The foregoing description of the Second Limited Waiver is not complete and is qualified in its entirety by reference to the full text of such Second Limited Waiver, which is itself subject to further negotiation as to the final form of such agreement and execution by the parties thereto.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.
By: /s/ Lawrence Somma____________________
Name: Lawrence Somma
Title: Chief Financial Officer

Date: October 25, 2023